EXHIBIT 12

               TEXAS OLEFINS COMPANY, SUBSIDIARIES AND AFFILIATE
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)
                                  (UNAUDITED)

                                           FOR THE FISCAL YEAR ENDED MAY 31,          TWELVE         ONE MONTH
                                       ------------------------------------------  MONTHS ENDED        ENDED
                                         1992       1993       1994       1995     MAY 31, 1996    JUNE 30, 1996
                                       ---------  ---------  ---------  ---------  -------------   --------------
Income (loss) before income taxes and
  minority interest..................  $  63,498  $  41,081  $  52,303  $  49,268     $24,508          $1,988
Interest expense.....................      1,145      1,087        663        475       2,343              98
Interest portion of rental expense...      1,670      1,630      1,430      1,470       1,600             140
                                       ---------  ---------  ---------  ---------  -------------   --------------
      Earnings.......................  $  66,313  $  43,798  $  54,396  $  51,213     $28,451          $2,226
                                       =========  =========  =========  =========  =============   ==============
Fixed Charges:
  Interest expense...................  $   1,145  $   1,087  $     663  $     475     $ 2,343          $   98
  Interest portion of rental
    expense..........................      1,670      1,630      1,430      1,470       1,600             140
                                       ---------  ---------  ---------  ---------  -------------   --------------
      Total fixed charges............  $   2,815  $   2,717  $   2,093  $   1,945     $ 3,943          $  238
                                       =========  =========  =========  =========  =============   ==============
  Ratio of earnings to fixed
    charges..........................       23.6x      16.1x      26.0x      26.3x        7.2x(2)         9.4x

                                           SIX MONTHS           SIX MONTHS
                                             ENDED                ENDED
                                       DECEMBER 31, 1995    DECEMBER 31, 1996
                                       ------------------   ------------------
Income (loss) before income taxes and
  minority interest..................       $ 24,342             $ (5,772)
Interest expense.....................          1,565               17,367
Interest portion of rental expense...            800                  750
                                            --------             --------
      Earnings.......................       $ 26,707             $ 12,345
                                            ========             ========
Fixed Charges:
  Interest expense...................       $  1,565             $ 17,367
  Interest portion of rental
    expense..........................            800                  750
                                            --------             --------
      Total fixed charges............       $  2,365             $ 18,117
                                            ========             ========
  Ratio of earnings to fixed
    charges..........................           11.3x            --      (1)

                                                                           PRO FORMA        PRO FORMA           PRO FORMA
                                                                            TWELVE          ONE MONTH           SIX MONTHS
                                                                         MONTHS ENDED         ENDED               ENDED
                                                                         MAY 31, 1996     JUNE 30, 1996     DECEMBER 31, 1996
                                                                         -------------    --------------    ------------------
Loss before income taxes and minority
  interest...........................                                      $ (10,400)        $ (1,700)           $ (6,100)
Interest expense.....................                                         32,700            2,700              17,700
Interest portion of rental expense...                                          1,600              140                 750
                                                                         -------------    --------------    ------------------
       Earnings......................                                      $  23,900         $  1,140            $ 12,350
                                                                         =============    ==============    ==================
Fixed Charges:
  Interest expense...................                                      $  32,700         $  2,700            $ 17,700
  Interest portion of rental
     expense.........................                                          1,600              140                 750
                                                                         -------------    --------------    ------------------
       Total fixed charges...........                                      $  34,300         $  2,840            $ 18,450
                                                                         =============    ==============    ==================
  Ratio of earnings to fixed
     charges.........................                                        --     (1)       --     (1)         --      (1)
                                                                         =============    ==============    ==================

------------

(1) For the six months ended December 31, 1996, the pro forma twelve months ended May 31, 1996, the pro forma one month ended June 30, 1996 and the pro forma six months ended December 31, 1996, earnings were insufficient to cover fixed charges in the amount of $(5.8) million, $(10.4) million, $(1.7) million and $(6.1) million, respectively.

(2) For the twelve months ended May 31, 1996, income before taxes and minority interest includes a $12.6 million non-cash provision for the impairment of certain non-strategic properties which TPC intends to sell.